                                            Registration Statement No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           --------------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                           --------------------------

                                 FOILMARK, INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                       11-3101034
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)


             5 MALCOLM HOYT DRIVE, NEWBURYPORT, MASSACHUSETTS 01950
                          (Address, including zip code
                         of Principal Executive Offices)


   FOILMARK, INC. AMENDED AND RESTATED 1995 STOCK INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)


                               FRANK J. OLSEN, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 FOILMARK, INC.
                              5 MALCOLM HOYT DRIVE
                        NEWBURYPORT, MASSACHUSETTS 01950
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)


                                   Copies to:
                            STEPHEN J. CARLOTTI, ESQ.
                          HINCKLEY, ALLEN & SNYDER LLP
                                1500 FLEET CENTER
                         PROVIDENCE, RHODE ISLAND 02903
                                 (401) 274-2000



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                                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                PROPOSED
TITLE OF EACH CLASS                             MAXIMUM              PROPOSED MAXIMUM
OF SECURITIES TO BE        AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING      AMOUNT OF
REGISTERED (1)             REGISTERED(2)        PER SHARE (3)        PRICE                   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share...       200,000               $3.125               $625,000                 $173.75
---------------------------------------------------------------------------------------------------------------


(1) The contents of Registration Statement on Form S-8 (No. 333-3722) relating to 400,000 shares of common stock issuable under the Foilmark, Inc. Amended and Restated 1995 Stock Incentive Compensation Plan (the "Plan") are incorporated by reference.

(2) Based on 200,000 additional shares reserved for issuance under the Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an average of the exercise price of the high and low prices reported on the Nasdaq National Market System as of November 1, 1999.

                        REGISTRATION OF ADDITIONAL SHARES

        Foilmark, Inc. (the "Company") filed a Registration Statement, Registration Statement No. 333-3722, on Form S-8, incorporated herein by reference, relating to its Amended and Restated 1995 Stock Incentive Compensation Plan (the "Plan"), registering 400,000 shares of the common stock ("Common Stock") of the Company reserved for issuance under the Plan. On August 19, 1999 the Board of Directors of the Company authorized the issuance under the Plan of an additional 200,000 shares of Common Stock. This Registration Statement shall serve to register the additional 200,000 shares issuable under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated by reference herein and shall be deemed to be a part hereof:

        (a) The Company's latest Annual Report filed on Form 10-K for the fiscal year ended June 30, 1999 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

        (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K set forth in (a) above; and

        (c) The description of Common Stock included in the Company's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of Delaware (the "DGCL") authorizes and empowers the Registrant to indemnify the directors, officers, employees and agents of the Registrant against liabilities incurred in connection with, and related expenses resulting from, any claim or suit brought against any such person as a result of his relationship with the Registrant, provided that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the questions of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified.

        Article Tenth of the Registrant's Second Amended and Restated Certificate of Incorporation provides for limited liability and rights of indemnification of directors and officers of the Registrant to the full extent permitted by the DGCL. Article Tenth requires the Registrant to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlements actually and reasonably incurred in connection with such actions. It also authorizes the directors to contract in advance to indemnify such persons.

        In addition, Article X of the Registrant's Restated By-laws requires the Registrant to indemnify to the full extent permitted by law any person who is or was made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she or his or her testator or intestate is or was a director, officer or employee of the Registrant or serves or served any other corporation or enterprise at the request of the Registrant. Article X also authorizes the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant (or who is or was serving in such capacity at another corporation or enterprise at the request of the Registrant) against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability under the provisions of its By-laws.

        In addition, pursuant to Indemnification Agreements by and between Foilmark and certain of its officers and directors, Foilmark has agreed to indemnify such officers and directors and hold them harmless from all claims related to his service as an officer or director, to the fullest extent permitted by the DGCL.

ITEM 8. EXHIBITS.

     EXHIBIT NO.                                        DESCRIPTION
     -----------                                        -----------
     3.1                                  Second Amended and Restated
                                          Certificate of Incorporation
                                          (incorporated by reference to Exhibit
                                          3.1 to the Registrant's Current Report
                                          on Form 8-K filed with the Commission
                                          on May 5, 1999, the text of such
                                          amendment being set forth as Exhibit
                                          3.3 to the Registrant's Quarterly
                                          Report on Form 10-Q filed with the
                                          Commission on May 14, 1999 and
                                          incorporated herein by reference).

     3.2                                  Restated Bylaws, as amended
                                          (incorporated by reference to an
                                          Exhibit to the Registrant's Quarterly
                                          Report on Form 10-Q, as amended by
                                          written consent of the Board of
                                          Directors, the text of such amended
                                          Restated Bylaws being set forth as
                                          Exhibit 3.2 to the Company's Current
                                          Report on Form 8-K filed with the
                                          Commission on May 5, 1999 and
                                          incorporated herein by reference).

     5                                    Opinion of Hinckley, Allen & Snyder LLP

     23.1                                 Consent of KPMG LLP, Independent Accountants

     23.2                                 Consent of Hinckley, Allen & Snyder LLP (included in Exhibit 5)



ITEM 9.  UNDERTAKINGS

        (a)     The undersigned Registrant hereby undertakes:

                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement covering the Foilmark, Inc. Amended and Restated 1995 Stock Incentive Compensation Plan be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on November 4, 1999.

                                       Foilmark, Inc.



                                       By: /s/ FRANK J. OLSEN, JR.
                                           ---------------------------------
                                           Frank J. Olsen, Jr.
                                           President and
                                           Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 4, 1999.

SIGNATURE                                                                             TITLE
---------                                                                             -----
/s/ FRANK J. OLSEN, JR.                                          President and Chief Executive Officer (Principal
----------------------------------                               Executive Officer)
Frank J. Olsen, Jr.

/s/ PHILIP LEIBEL                                                Chief Financial Officer and Treasurer
----------------------------------                               (Principal Financial Officer and Principal
Philip Leibel                                                    Accounting Officer)

/s/ ROBERT J. SIMON                                               Chairman of the Board of Directors
----------------------------------
Robert J. Simon

/s/ THOMAS R. SCHWARZ                                             Director
----------------------------------
Thomas R. Schwarz

/s/ MICHAEL FOSTER                                                Director
----------------------------------
Michael Foster

/s/ MICHAEL BERTUCH                                               Director
----------------------------------
Michael Bertuch



/s/ EDWARD SULLIVAN                                               Director
----------------------------------
Edward Sullivan

/s/ JAMES L. ROONEY                                               Director
----------------------------------
James L. Rooney

/s/ HARVEY S. SHARE                                               Director
----------------------------------
Harvey S. Share

/s/ MICHAEL S. MATHEWS                                            Director
----------------------------------
Michael S. Mathews

/s/ BRIAN KELLY                                                   Director
----------------------------------
Brian Kelly


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                               DESCRIPTION
-------                                              -----------
3.1                       Second Amended and Restated Certificate of
                          Incorporation, as amended (incorporated by reference
                          to Exhibit 3.1 to the Registrant's Current Report on
                          Form 8-K filed with the Commission on May 5, 1999, the
                          text of such amendment being set forth as Exhibit 3.3
                          to the Registrant's Quarterly Report on Form 8-K filed
                          with the Commission on May 14, 1995 and incorporated
                          herein by reference).

 3.2 Restated Bylaws (incorporated by reference to an exhibit to the Registrant's Quarterly Report on Form
                          10-Q, as amended by written consent of the Board of Directors, the text of such amended Restated Bylaws being set forth as Exhibit 3.2 to the Company's Current
                          Report on Form 8-K filed with the Commission on May 5,
                          1999 and incorporated herein by reference).

 5                        Opinion of Hinckley, Allen & Snyder LLP

23.1                      Consent of KPMG LLP, Independent Accountants

23.2                      Consent of Hinckley, Allen & Snyder LLP (included in Exhibit 5)
